UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

AMERICAN EAGLE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on May 8, 2015 (the “Petition Date”), American Eagle Energy Corporation and our first tier subsidiary AMZG, Inc. (collectively, “we” “us,” or “our,”), filed voluntary petitions in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In connection with our voluntary petitions, the Bankruptcy Court entered an order approving various of our motions, including the establishment of Bidding and Sale Procedures for substantially all of our assets – excluding our cash and accounts receivable. In that context, Resource Energy Can-Am LLC, (the “Purchaser”) and we executed an Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 21, 2015. Pursuant to the terms and conditions of the Purchase Agreement, at the “Closing” of the transactions contemplated thereby, the Purchaser is to pay to us the “Base Purchase Price” of Thirty-Six Million, Seven Hundred Fifty Thousand Dollars ($36,750,000.00) for substantially all of our assets – primarily our hydrocarbon leases and related operating assets. The Base Purchase Price is subject to certain adjustments in accordance with the terms and conditions of the Purchase Agreement, which potential adjustments are relatively usual and customary for transactions of this type. The Closing is subject to various usual and customary closing conditions and, pursuant to the Purchase Agreement, is required to occur not later than November 30, 2015.

Pursuant to the terms and conditions of the Purchase Agreement, the Purchaser timely tendered the required “Performance Deposit” into an escrow account on October 22, 2015. The amount of the Performance Deposit was $3,675,000.00, which represented ten percent of the Base Purchase Price. The Performance Deposit was required under the Purchase Agreement to assure the Purchaser’s performance thereunder, subject to the terms and conditions thereof. The distribution of the Performance Deposit is governed by the provisions of the Purchase Agreement. Upon Closing, the Purchaser and we are to execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the Performance Deposit to us and the Performance Deposit is to be credited against the Purchase Price. If the Closing does not occur, depending on the reason therefor, the Performance Deposit may be returned to the Purchaser or may be released to us. The escrow account is governed by an Escrow Agreement by and among the Purchaser, Wells Fargo Bank, and us (the “Escrow Agreement”) dated October 23, 2015. In addition to tendering the Performance Deposit into the escrow account, the Purchaser will also deposit the balance of the Base Purchase Price into the escrow account. Further, at closing the Purchaser is obligated to deposit an additional One Million Dollars ($1,000,000.00) into a separate account also to be held in escrow and released by the Escrow Agent in accordance with the terms of the Purchase Agreement and the Escrow Agreement. Because of the claims of various lienholders to some or all of the proceeds of the sale of our assets, the escrowed funds will be held in the current escrow account or in a subsequent account until the Bankruptcy Court or various state courts determine the allowable amount of such claims.

On October 22, 2015, the Bankruptcy Court held a hearing at which (i) substantially all of the previously filed objections by our creditors and other parties-in-interest were voluntarily withdrawn or overruled, (ii) the effectiveness of the current cash collateral order was continued to November 6, 2015, and (iii) a hearing was set for November 6, 2015, for the Bankruptcy Court to consider the assignment of certain executory contracts to Purchaser in accordance with the Purchase Agreement.

On November 6, 2015, the Bankruptcy Court held a hearing at which (i) the sale order was approved, (ii) all remaining objections to the cash sale, as contemplated by the Purchase Agreement, that had not been withdrawn, waived, settled, or otherwise dealt with as expressly provided in the Bankruptcy Court’s Order were overruled on the merits, with prejudice, subject to the closing of the cash sale, as contemplated by the Purchase Agreement, and (iii) as of the closing of the cash sale, as contemplated by the Purchase Agreement, the Company’s assets to be transferred thereunder were deemed to be free and clear of any and all lien claimant’s liens.

Cautionary Statements

We caution our equity and debt holders that trading in our securities during the pendency of the Bankruptcy Cases will be highly speculative and will pose additional, substantial risks in addition to the various risks that we have previously disclosed in our press releases, registration statements filed under the Securities Act of 1933, as amended (the Securities Act”), and periodic reports and schedules filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading prices for our equity or debt securities are not expected to bear any substantive relationship to any recovery that our equity or secured note holders may obtain in our Bankruptcy Cases. In that context, we cannot provide any assurance in respect of the scope or amount, nature, or timing of any recovery for any such holders. Accordingly, we urge extreme caution with respect to existing and future investments in our equity or debt securities.

The pending sale of assets referenced herein, as well as a plan of reorganization, any other sale of these or any other assets, or liquidation may result in the holders of our debt securities receiving little distribution in respect of their interests and the holders of our equity securities receiving little or no distribution in respect of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met (as to the meeting of which requirements, we cannot provide any assurance), a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by our equity holders and notwithstanding the fact that such equity holders do not receive or retain any property on account of their equity interests under such plan.

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Cautionary Note Regarding Forward-Looking Statements

When used herein, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. We have based these forward-looking statements on our current expectations and assumptions about future events. Although our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to our periodic reports filed with the Commission in connection with our reporting obligations under the Exchange Act. We disclaim any duty to update or alter any forward-looking statements, except as required by applicable law.

We have attached to this Current Report a copy of the Purchase Agreement as Exhibit 10.50, a copy of the Escrow Agreement as Exhibit 10.51, and a copy of the Order as Exhibit 99.1, respectively. We caution investors to review each of the attachments in their entirety, as the summaries set forth in this Current Report are not intended as complete summaries of their respective contents. We undertake no duty or obligation to update or revise information included in this Current Report or in the exhibits.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

10.50*	Asset Purchase Agreement by and among Resource Energy Can-Am LLC, a Delaware limited liability company, American Eagle Energy Corporation, and AMZG, Inc., dated as of October 21, 2015.
10.51*	Escrow Agreement by and among American Eagle Energy Corporation and AMZG, Inc., Resource Energy Can-Am LLC, and Wells Fargo Bank, dated October 23, 2015.
99.1*	Order (a) Authorizing and Approving (i) the Asset Purchase Agreement; (ii) the Sale of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; and (iii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (b) Granting Related Relief, dated November 6, 2015.

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* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer

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